UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

     Ticketmaster Entertainment, Inc. (Exact name of registrant as specified in charter)

Delaware	001-34064	95-4546874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8800 West Sunset Blvd., West Hollywood, CA		90069
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(310) 360-3300

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01. OTHER EVENTS.

On May 12, 2009 Ticketmaster Entertainment, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 (the “Amendment”) to its Credit Agreement, dated as of July 25, 2008 (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company, the lenders party thereto and JPMorgan Chase Bank, N.A, as administrative agent. Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 10, 2009, by and among the Company, Live Nation, Inc. (“Live Nation”), and, from and after its accession thereto, Merger Sub, an indirect, wholly-owned subsidiary of Live Nation, pursuant to which the Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity and as an indirect, wholly-owned subsidiary of Live Nation (the “Merger”) and Live Nation continuing as the public parent of the combined companies.

The Amendment effects certain changes to the Credit Agreement, which would become effective only upon the Company notifying the administrative agent that the Merger will be consummated pursuant to the terms of the Merger Agreement within one business day and the payment to each lender that has consented to the Amendment of a consent fee equal to 0.50% of the sum of the principal amount of such lender’s term loans outstanding as of May 12, 2009 and the full amount of such lender’s revolving credit facility commitments as of May 12, 2009. The Amendment, once these conditions are satisfied, will, among other things, permit the credit facilities provided under the Credit Agreement to remain outstanding following the Merger, increase all interest spreads under the Credit Agreement by 1.25% (and make certain other changes to the calculation of interest payable under the Credit Agreement), condition each borrowing under the revolving credit facility and certain other debt incurrences on the Company having a pro forma consolidated total leverage ratio of no more than 3.50 to 1.00, create restrictions on the Company and its subsidiaries transferring assets to Live Nation or Live Nation’s other subsidiaries in certain circumstances and would effect certain other changes to facilitate integration of the Company and its subsidiaries with Live Nation and its subsidiaries following consummation of the Merger.

Among other termination rights, each of Live Nation and the Company generally has the right to terminate the Merger Agreement if the Merger has not been consummated by February 10, 2010, which date may be extended by either party by up to three months if all conditions other than those relating to receipt of regulatory approvals and legal restraints have been satisfied (as it may be extended, the “Merger Agreement Termination Right Date”). Under the Amendment, if the Merger has not been consummated by the Merger Agreement Termination Right Date, the Company would be required to pay half of the consent fees described above and agree to an immediate increase in the interest spreads under the Credit Agreement of 0.625% in order for the changes to the Credit Agreement to become effective in connection with the subsequent Merger. Thereafter, if the Merger has not been consummated within three months after the Merger Agreement Termination Right Date, the Company would be required to pay the balance of the consent fees described above in order for the changes to the Credit Agreement to become effective in connection with the subsequent Merger.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements that use words such as "anticipates," "estimates," "expects," "intends," "plans," "believes" and similar expressions. As such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance or results to differ materially from those in the forward-looking statements, including those risks and uncertainties related to the Merger; the Company’s ability to operate effectively as a public company following its recent spin-off from IAC; changes in economic conditions generally or in the live entertainment industry; the ability of the Company to retain existing clients and obtain new clients; the Company's ability to maintain the Company's brand recognition and attract and retain customers in a cost-effective manner; integration of historical and future acquisitions, including the Front Line acquisition; the Company’s ability to expand successfully in international markets; changing customer requirements and industry standards; regulatory changes; and the other risks detailed from time to time in the Company’s Securities and Exchange (“SEC”) reports, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company assumes no obligation to update these forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETMASTER ENTERTAINMENT, INC.

By: /s/ Chris Riley
Name: Chris Riley
Title: Senior Vice President and Acting General Counsel

Date: May 18, 2009